Exhibit 99
                         Form 4 Joint Filer Information



   Name:  Maple Leaf Capital I, L.L.C.
   Address:  c/o Andreeff Equity Advisors, L.L.C., 140 E. St. Lucia Lane,
             Santa Rosa Beach, FL   32459
   Designated Filer:  Dane Andreeff
   Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
   Date of Event Requiring Statement:  June 30, 2008

   Signature:  /s/ Dane Andreeff
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         By:  Dane Andreeff, Managing Member